UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 8, 2019, Veoneer, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), where a total of 58,543,940 shares were represented in person or by valid proxy. The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 27, 2019. At the Annual Meeting, the Company’s stockholders took the following actions:
Election of Directors
Mr. Mark Durcan and Mr. Jonas Synnergren were each re-elected to the Company’s Board of Directors (the “Board”) for a three-year term until the 2022 annual meeting of stockholders. The votes cast were as follows:

Mr. Mark Durcan: 56,524,891 votes for, 58,964 votes against, 420,128 abstentions and 1,539,957 broker non-votes.

Mr. Jonas Synnergren: 56,121,335 votes for, 464,228 votes against, 418,420 abstentions and 1,539,957 broker non-votes.
Advisory Vote to Approve Executive Compensation
Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2018. The votes cast were as follows:

40,790,114 votes for, 15,534,057 votes against, 679,812 abstentions and 1,539,957 broker non-votes.
Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Executive Compensation
Stockholders of the Company approved, on a non-binding, advisory basis, a resolution to hold future advisory votes to approve the compensation of the Company’s named executive officers every one year. The votes cast were as follows:

56,272,119 votes for every one year, 19,239 votes for every two years, 284,437 votes for every three years, 428,188 abstentions and 1,539,957 broker non-votes.

Based on the outcome of the vote on the frequency of future advisory votes to approve executive compensation and consistent with its recommendation, the Board has determined that the Company will continue to hold such votes to approve executive compensation every one year until the next required frequency vote. Accordingly, the Company will hold its next advisory vote to approve executive compensation at its 2020 annual meeting of stockholders.
Advisory Vote to Retain the Classified Structure of the Board
Stockholders of the Company holding at least a majority of the shares of the Company’s common stock voting on the proposal approved, on a non-binding, advisory basis, a resolution to retain the classified structure of the Board. The votes cast were as follows:

30,230,727 votes for, 26,344,079 votes against, 429,177 abstentions and 1,539,957 broker non-votes.
Advisory Vote to Retain the Delaware Exclusive Forum Provision in the Company’s Restated Certificate of Incorporation
Stockholders of the Company holding at least a majority of the shares of the Company’s common stock voting on the proposal approved, on a non-binding, advisory basis, a resolution to retain the Delaware exclusive forum provision in the Company’s Restated Certificate of Incorporation. The votes cast were as follows:

41,722,210 votes for, 14,775,002 votes against, 506,771 abstentions and 1,539,957 broker non-votes.
Ratification of Appointment of Independent Auditors
Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019. The votes cast were as follows:

57,307,521 votes for, 805,009 votes against, 431,410 abstentions and 0 broker non-votes.

A copy of the press release dated May 8, 2019 regarding the results of the Annual Meeting is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01    Other Events.

At a Board meeting held on May 8, 2019, the independent members of the Board re-elected James M. Ringler as the Lead Independent Director of the Board.

Item 9.01    Financial Statements and Exhibits.

(d)     EXHIBITS

99.1	Press Release of Veoneer, Inc. dated May 8, 2019.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Veoneer, Inc. dated May 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary
Date: May 9, 2019